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                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) and related prospectus of Security Cash Fund and to the incorporation by reference of our report dated January 26, 1996, with respect to the financial statements of Security Cash Fund included in its Annual Report to Shareholders for the year ended December 31, 1995.

                                                               Ernst & Young LLP

                                                               Ernst & Young LLP

Kansas City, Missouri
February 29, 1996